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                                                                    EXHIBIT 3.51

                                  AMENDMENT ONE

                                TO THE BY-LAWS OF
                                    TWS, INC.

     The Bylaws of TWS, Inc., are hereby amended as follows:

     1. Article II is hereby amended to change the principal place of business of the Corporation to 625 Vermeer Drive, Moore, Oklahoma 73060.

     2. Article III, Section 1, is hereby amended to change the minimum number of directors from three (3) to one (1), and to eliminate the requirement that one of the Directors must be a stockholder.

     3. Article III, Section 2, is hereby amended to change the second phrase of that section to "they shall elect from their number the following officers of the company, to serve one (1) year and until their successors are chosen:
President, Secretary and Treasurer. They may also elect a Vice-President".

     4. Article IV is hereby amended to remove last phrase of the fourth sentence of that Article, which reads, "or notice of such meetings may be published for one week prior thereto in a daily newspaper issued in Craig County, Oklahoma".

     5. Article V is hereby amended to change the first sentence of that Article to "The officers of the Corporation shall be chosen by the directors and shall be a President, Secretary and Treasurer. A Vice-President may also be chosen".

     6. Article V is hereby amended to change the second sentence of that Article to "The Secretary and Treasurer may be the same person, and the Vice President or President may hold at the same time the offices of Secretary and Treasurer."

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     Except as amended hereby the By-Laws remain in full force and effect and otherwise unaffected by this Amendment.

     Dated this 8th day of July, 1999.



                                                 /s/ Stacy Axtman
                                          --------------------------------
                                          Stacy Axtman, Secretary

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                                     BY-LAWS
                                       OF
                                    TWS, INC.

                                    ARTICLE I

     SECTION 1. This corporation shall be known as TWS, Inc.

                                   ARTICLE II

     The principal place of business shall be at 549 N. Thompson Street, in the City of Vinita, Oklahoma, and such other places as the directors may from time to time determine.

     SECTION 1. This corporation shall never have more than three stockholders, who shall be individuals.

                                   ARTICLE III
                                    Directors

     The control of this company shall be vested in a Board of Directors composed of not less than three nor more than four persons one of whom being a stockholder of this corporation.

     SECTION 1. The directors shall be elected by the stockholders and shall serve one (1) year, and until their successors are elected.

     SECTION 2. The directors shall have general control of the property and business of the corporation; they shall elect from their number the following officers of the company, to serve one (1) year and until their successors are chosen: President, Vice-President, Secretary and Treasurer: Provided, that the office of Secretary and Treasurer may be held by the same person. The directors may appoint such managers of branch offices and departments as may from time to time become necessary.

     SECTION 3. Meetings of directors shall be held annually immediately after the annual stockholders' meetings. At such meeting the directors shall elect officers for the ensuing year, receiver reports of officers and transact such other business as may come before them. A majority of the directors shall constitute a quorum and the votes of a majority of those present shall constitute a binding act of the corporation. Meetings of the directors may be held either at the principal place of business or any branch office. Notice of the meetings must be given by the secretary in writing to all the directors at least ten (10) days prior to the meeting; special meetings of directors may be called at any time by the president or secretary upon written request of two directors and notice thereof in writing must be mailed to each director at least five (5) days in advance of such meeting; provided, that the notices provided for in this section may be waived by the written assent of all the directors; or notice may be published for one week in a daily newspaper issued at principal place of business.

     SECTION 4. The compensation of the officers shall be fixed by the directors; vacancies in the Board of Directors or in any office may be filled by the Board; the Board shall have power to remove an officer by a vote of two-thirds of the directors.

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     SECTION 5. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 6. In addition to the powers and authorities by these by-laws expressly conferred upon them, the Board may exercise all such powers of the corporation, and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                                   ARTICLE IV
                             Stockholders' Meetings

     The annual meeting of the stockholders shall be held on the 15th day of January of each year, commencing with the year 1985. In the event said day falls on a Sunday or a holiday then the day immediately following said Sunday or holiday shall be the date of the annual meeting of said corporation. Meetings shall be held at the principal place of business, unless upon request in writing by a majority of the stockholders, the secretary may change the meeting place to a branch office. Written notice of meetings must be mailed to each stockholder by the secretary at least ten (10) days prior to such meeting. Special meetings of stockholders may be called by the president upon written request of two stockholders; notice thereof must be given in writing at least five (5) days prior thereto, but notice of special meetings may be waived in writing by all the stockholders; or notice of such meetings may be published for one week prior thereto in a daily newspaper issued in Craig County, Oklahoma. At all meetings a majority of the subscribed capital stock issued and outstanding, and entitled to vote thereat, must be represented in person or by proxy in writing. The stockholders, having a right to vote, shall elect the board of directors at the annual meeting, and a majority of the subscribed capital stock, having a right to vote shall be necessary to elect. Each shareholder with voting power shall be entitled to one vote for each share of stock standing in his or her name on the books of the company thirty (30) days prior to such meeting; provided that notices provided for in this section may be waived by the written assent of all the stockholders.

                                    ARTICLE V
                                    Officers

     The officers of the corporation shall be chosen by the directors and shall be a president, vice president, secretary and treasurer. The secretary and treasurer may be the same person, and the vice president may hold at the same time the office of secretary or treasurer.

     SECTION 1. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose a president, vice president, secretary and treasurer from their own number.

     SECTION 2. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and

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perform such duties as shall be determined from time to time by the Board.

     SECTION 3. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     SECTION 4. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of two-thirds of the whole Board of Directors.

                                   ARTICLE VI
                                    President

     The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors; he shall have general power and active management of the business of the corporation, and shall see that all orders and resolutions of the Board are carried into effect.

     SECTION 1. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. Provided, that a resolution for said acts has duly been voted at a regular or special meeting of the Board of Directors.

     SECTION 2. He shall be ex officio, a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.

                                   ARTICLE VII
                                 Vice President

     The vice president shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the Board of Directors shall prescribe.

                                  ARTICLE VIII
                                    Secretary

     The secretary shall be present at all meetings of stockholders and directors, and take and keep full minutes thereof; shall keep a stock book in which he shall enter all transfers of stock; he shall have charge of all records of the corporation, together with the seal and charge and he alone shall have authority to affix the seal. He shall give notice of all meetings of stockholders and directors as herein provided; he shall attest all certificates of stock, deeds, contracts executed by the corporation, and shall have other duties as may be determined from time to time by the Board of Directors.

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                                   ARTICLE IX
                                    Treasurer

     The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors.

     SECTION 1. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

     SECTION 2. He shall give the corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                    ARTICLE X
                               Reports of Officers

     All officers shall render written and detailed reports of the business transacted by them, at the annual stockholders' meeting or at any special stockholders' meeting duly called for the purpose of receiving such report or reports from the officers.

                                   ARTICLE XI
                                    Vacancies

     If the office of any director, or of any officer or agent, one or more, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the directors, then in office, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

                                   ARTICLE XII
                              Certificates of Stock

     The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holders name, who shall be an individual, and shall be signed by the president, or in his absence by the vice president and the secretary or an assistant secretary.

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                                  ARTICLE XIII
                               Transfers of Stock

     Transfers of stock shall be made on the books of the corporation only by the person named on the certificate or by an attorney lawfully constituted in writing, and upon the surrender of the certificate of stock therefor.

                                   ARTICLE XIV
                            Closing of Transfer Books

     The Board of Directors may close the transfer books in their discretion for a period not exceeding thirty (30) days preceding any meeting, annual or special of the stockholders, or the date appointed for the payment of a dividend.

                                   ARTICLE XV
                                Lost Certificate

     Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise same in such manner as the Board of Directors may require, and shall, if the directors so require, give the corporation, a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at lease double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

                                   ARTICLE XVI
                                     Checks

     All checks or demands for money and notes of the corporation shall be signed by the president or vice president of the corporation.

                                  ARTICLE XVII
                                   Fiscal Year

     The fiscal year of the corporation shall begin with the 31st day of December in each year.

                                  ARTICLE XVIII
                                    Dividends

     Dividends upon the capital stock of the corporation, when earned may be declared by the Board of Directors at any regular or special meeting.

     SECTION 1. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus of net profits of the corporation such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for requiring or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation.

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                                   ARTICLE XIX
                                   Amendments

     These by-laws may be altered or amended by the affirmative vote of two-thirds of the stock issued and outstanding and entitled to vote thereat, at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment be contained in the notice of the meeting.

     Adopted this 24th day of February, 1984.



                                     /s/ Don L. Greenfeather, President
                                     -----------------------------------------
                                     Don L. Greenfeather, President

ATTEST:
(seal)



/s/ David M. Campbell
----------------------------
David M. Campbell, Secretary

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